SCHEDULE 14 A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934


Filed by the Registrant                 [X]
Filed by a party other than Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Additional materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           nSTOR TECHNOLOGIES, INC.
       _________________________________________________________________
         (Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:

          _____________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          __________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          __________________________________________________

     (5)  Total fee paid:

          __________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          __________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          __________________________________________________

     (3)  Filing Party:

          __________________________________________________

     (4)  Date Filed:

          __________________________________________________
                     nSTOR TECHNOLOGIES, INC.

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON JUNE 8, 1998
             ________________________________________



To the Stockholders of
nStor Technologies, Inc.

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of nStor Technologies, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time on Monday, June 8, 1998, at the Embassy Suites, 225 East Altamonte Drive, Altamonte Springs, Florida 32701, for the following purposes:


1. To elect seven (7) persons to the Company's Board of Directors to hold office until the Company's next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 24,000,000 to 40,000,000;

3. To ratify the April 1998 approval by the Board of Directors of the sale of 3,500 shares of the Company's 8% Series A Preferred Stock and the related issuance of warrants to acquire 280,000 shares of Common Stock;

4. To ratify the reappointment of BDO Seidman, LLP, certified public accountants, as the Company's independent auditors for fiscal 1998; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


The Board of Directors has fixed the close of business on May 8, 1998 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please promptly mark, sign and date the enclosed proxy and return it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States.


                         By Order of the Board of Directors

                         Orilla F. Floyd,
                         Secretary


West Palm Beach, Florida
May 13, 1998

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.


               1998 ANNUAL MEETING OF STOCKHOLDERS
                                OF
                     nSTOR TECHNOLOGIES, INC.
                         ---------------
                         PROXY STATEMENT
                         ---------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of nStor Technologies, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.05 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, on Monday, June 8, 1998, at the Embassy Suites, 225 East Altamonte Drive, Altamonte Springs, Florida 32701, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders is May 13, 1998. Stockholders should review the information provided herein in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, a copy of which accompanies this Proxy Statement. The Company's executive offices are located at 100 Century Boulevard, West Palm Beach, Florida 33417, and its telephone number is (561) 640-3103.



                   INFORMATION CONCERNING PROXY


     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.



                     PURPOSES OF THE MEETING


     At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:


(1) The election of seven (7) persons to the Company's Board of Directors to hold office until the Company's next Annual
     Meeting of Stockholders or until their successors are duly elected and qualified;

(2)  The amendment of the Company's Restated Certificate of
     Incorporation to increase the authorized number of shares of Common Stock from 24,000,000 to 40,000,000 (the "Charter
     Amendment Proposal");

(3) The ratification of the April 1998 approval by the Board of Directors of the sale of 3,500 shares of the Company's 8% Series A Preferred Stock and the related issuance of warrants to acquire 280,000 shares of Common Stock (the "1998 Private Placement Proposal");

(4) The ratification of the reappointment of BDO Seidman, LLP, certified public accountants, as the Company's independent auditors for 1998; and

(5)  Such other business as may properly come before the Annual
     Meeting and any adjournments or postponements thereof.



     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) cumulatively for the election of the seven nominees for director named below and
(b) in favor of all other proposals described in the accompanying Notice of Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.



         OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


     The Board of Directors has set the close of business on May 8, 1998 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 18,670,477 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting; except for the cumulative voting rights with respect to the election of directors (see "Proposal 1: Election of Directors: Nominees").

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The affirmative vote of the majority of the outstanding shares of Common Stock will be required for approval of the Company's 1998 Private Placement Proposal and the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.05 par value per share, from 24,000,000 to 40,000,000 shares, and any other matter that may be submitted to a vote of the stockholders, unless the matter is one for which a greater vote is required by law or by the Company's Certificate of Incorporation or By-laws. Under the Company's Certificate of Incorporation, By-Laws and applicable Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to the election of a director, but on all other matters, abstentions will be treated as votes against the proposal.



               SECURITY OWNERSHIP OF MANAGEMENT AND
                    CERTAIN BENEFICIAL OWNERS


     The following table sets forth, as of March 31, 1998, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common
Stock,   (ii) each director and executive officer of the Company,
including executive officers named in the Summary Compensation Table under "Executive Compensation" and (iii) all directors and executive officers of the Company as a group.


                                    Amount and
                                    Nature of          Percent of
Name and Address of                  Beneficial        Outstanding
 Beneficial Owner                  Ownership (1)         Shares

H. Irwin Levy                        3,722,099           19.4%
100 Century Blvd.
West Palm Beach, FL  33417

R. Daniel Smith                      1,205,000            6.4%
450 Technology Park
Lake Mary, FL  32746

Michael L. Wise                        976,312 (2)        5.2%
285 Tanglewood Crossing
Lawrence, NY  11559

Joseph D. Weingard                     841,280 (3)        4.5%
185 NW Spanish River Blvd.
Boca Raton, FL  33431

Mark F. Levy                           722,500 (4)        3.8%
100 Century Blvd.
West Palm Beach, FL 33417

Bernard R. Green                       270,000 (5)        1.4%
583 North Lake Way
Palm Beach, FL  33480

Richard Reiss, Jr.                      70,000            (6)
1114 Avenue of the Americas
New York, NY  10036

Larry J. Calise                             -              -
450 Technology Park
Lake Mary, FL  32746

All executive officers,              7,807,191           39.4%
directors and director
nominees as a group (8 persons)

__________
(1) Unless otherwise indicated, each stockholder listed has the sole power to vote and direct disposition of the shares of Common Stock shown as beneficially owned by such stockholder. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of the following shares which such person or group has the right to acquire pursuant to options exercisable within 60 days: Mr. H. Irwin Levy -

     558,332 shares; Mr. Smith - 200,000 shares; Mr. Wise - 160,000 shares; Mr. Weingard - 80,000 shares; Mr. Mark F. Levy - 110,000 shares; Mr. Green and Mr. Reiss - 20,000 shares each; and all executive officers and directors as a group - 1,148,332 shares. See "Executive Compensation".

(2) Includes 84,000 shares owned directly by Mr. Wise and 227,410 shares owned by a retirement trust controlled by Mr. Wise. The balance, as to which Mr. Wise disclaims beneficial ownership, consists of 389,502 shares owned by Mr. Wise's wife, 65,000 shares owned by Mr. Wise's child and 50,400 shares owned jointly by Mr. Wise's wife and his mother.

(3) Includes 562,002 shares owned jointly with Mr. Weingard's wife. Also includes 3,000 shares owned by Mr. Weingard's wife as to which Mr. Weingard disclaims beneficial ownership.

(4)  Includes 5,000 shares owned by Mr. Levy's wife and 7,500
     shares owned by Mr. Levy as guardian for his children.   Mr.
     Levy disclaims beneficial ownership as to these shares.

(5) Includes 20,000 shares owned by Mr. Green's wife and 10,000 shares owned by a trust of which Mr. Green's wife is a trustee. Mr. Green disclaims beneficial ownership as to these shares.

(6)  Less than 1%.



                 COMPLIANCE WITH SECTION 16(A) OF
               THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the officers, directors and greater than ten percent beneficial owners of the Company have complied with all applicable Section 16(a) filing requirements.

                            MANAGEMENT


     Directors, Director Nominees and Executive Officers of the Company - Set forth below is the name, age, position with the Company, the year in which each was first appointed or elected an officer or director, and certain other information with respect to each director, director nominee and executive officer:



                                                   Director   Officer
  Name               Age      Position              Since      Since

Michael L. Wise      54   Chairman of the Board      1989        -  (1)

Larry J. Calise      40   Chief Financial Officer      -      April 1998

Bernard R. Green     79   Director                   1997        -

H. Irwin Levy        71   Director                   1995 (2)    -

Mark F. Levy         42   Director and President     1992 (3)  1995 (3)

Richard Reiss, Jr.   54   Director                   1997        -

R. Daniel Smith      45   Director and Executive     1997      1996
                          Vice President

Joseph D. Weingard   52   Director                   1995 (4)    -  (4)


_________
 (1) Mr. Wise previously served as President of the Company from March 1989 until December 1990 and from October 1992 until
     July 1996.

 (2) Mr. H. Irwin Levy previously served as Chairman of the Board of Directors of the Company from 1987 until July 1991.

 (3) Mr. Mark Levy previously served as Vice President, Secretary, and a director of the Company from 1985 to 1990.

 (4) Mr. Weingard previously served as a director and in various executive capacities of the Company, including Chief Executive Officer and Vice Chairman, from 1981 until January 1992 and Vice President and Secretary from 1995 until April 1997.

     Michael L. Wise has been associated with the Company in various positions since 1986. Mr. Wise was the founder of IMNET Corporation of Delaware and served as its President and Chairman of the Board from July 1986 to June 1990. IMNET Corporation of Delaware became a subsidiary of the Company in 1988. Mr. Wise has a PhD in physics.


     Larry J. Calise, a Certified Public Accountant, was appointed Chief Financial Officer of the Company in April 1998. Prior to joining the Company in December 1997, Mr. Calise served as Chief Financial Officer of American Executive Centers, Inc., a provider of business support services, from 1996 to 1997 and from 1986 until 1996, held various positions, including Vice President-Finance and Administration for a division of Alexander Proudfoot, Plc, an international management consulting firm.


     Bernard R. Green is consultant to, and previously for more than forty years, managing or senior partner of, the accounting firm of Friedman, Alpren & Green of New York, New York and West Palm Beach, Florida. Mr. Green previously served as a director of Hilcoast Development Corp. ("Hilcoast"), a real estate developer, from July 1992 until February 1997 and has been a private investor for more than twenty years.


     H. Irwin Levy is Chairman of the Board and Chief Executive Officer of Hilcoast, which position he has held since August 1992. Since December 1997, Mr. Levy has served as Chairman of the Board of CV Reit, Inc., a New York Stock Exchange listed Real Estate Investment Trust ("CV Reit") and was Chairman of the Board and Chief Executive Officer of CV Reit from 1985 until July 1992. He is currently of counsel to the West Palm Beach law firm of Levy Kneen Mariani Curtin Wiener Kornfeld and del Russo which provides legal services to the Company.


     Mark F. Levy is President of Cenvill Recreation, Inc. and certain affiliated companies, all of which are privately held businesses. Mr. Levy is the son of H. Irwin Levy and is licensed to practice law in the State of Florida.


     Richard Reiss, Jr. is President of Georgica Advisors, a private investment firm located in New York, New York. Mr. Reiss was managing partner of Cumberland Associates, a private money management firm from January 1978 until December 1996.

     R. Daniel Smith was President and Chief Executive Officer of Intelligent Manufacturing Systems, Inc. ("IMS"), a company engaged in the development and sale of software technologies, from October 1991 through June 1996. The Company acquired certain assets of IMS in June 1997 (see "Certain Transactions - IMS"). Mr. Smith is President of nStor Corporation, Inc., the Company's operating subsidiary.


     Joseph D. Weingard has been a financial consultant in an individual capacity since 1987 and is currently president of Century Financial Advisors, Inc. Mr. Weingard was a director of Hilcoast from August 1992 to February 1997, and a director of CV Reit from May 1992 to July 1992. Mr. Weingard is a Certified Public Accountant and holds real estate broker and mortgage broker licenses.


Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 1997 and the two month transition period ended December 31, 1996 (see "Executive Compensation") the Board of Directors held seven meetings and on one occasion took action by unanimous written consent. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors held during the period he served on the Board.

     An Audit Committee, which met twice during fiscal 1997, was established in March 1997 and currently consists of Michael L. Wise, Joseph D. Weingard and Bernard R. Green. The Audit Committee's responsibilities include overseeing the financial reporting process and the effectiveness of the Company's internal, accounting and financial controls, and making recommendations to the Board, including the designation of independent auditors on an annual basis.

     A Compensation Committee, which did not meet during fiscal 1997, was also established in March 1997 consisting of Michael L. Wise, H. Irwin Levy and R. Daniel Smith. The Compensation Committee's responsibilities include reviewing and approving executive compensation, including benefits, and stock options granted under the Company's 1996 Stock Option Plan.


                      EXECUTIVE COMPENSATION

     In November 1996, the Company changed its fiscal year end from October 31 to December 31. Accordingly, compensation for 1997 includes the two month transition period ended December 31, 1996 resulting in a fourteen  month reporting period for 1997

(hereinafter referred to as the "1997 Period"). The following table sets forth for the 1997 Period and the fiscal years ended October 31, 1996 and 1995, the compensation awarded to, earned by or paid to those persons who were, during the 1997 Period, (i) the Chief Executive Officer of the Company and (ii) the other executive officer of the Company whose compensation is required to be disclosed pursuant to the rules of the SEC (collectively, the "Named Officers"). No compensation was earned by the Named Officers during the year ended October 31, 1995.


                    Summary Compensation Table

    Name and                                              All Other Annual
Principal Position         Year      Salary     Bonus       Compensation

Mark F. Levy,              1997         -         -          $39,500(1)
President and Chief        1996         -         -          $34,000(1)
Executive Officer

R. Daniel Smith,           1997     $296,500      -              -
Executive Vice President   1996     $ 65,400(2)   -              -


__________
 (1) Consists of Board meeting fees and monthly management/consulting fees for services rendered by Mr. Levy in his capacity as a director and officer of the Company.

 (2) Represents salary received by Mr. Smith commencing June 3, 1996, the first date of Mr. Smith's employment by the Company.



Option/Stock Appreciation Rights ("SAR") Grants

     The following table sets forth information regarding options to purchase the Company's Common Stock granted pursuant to the 1996 Stock Option Plan during the 1997 Period to the Named Officers. No SARs were granted.

                             Individual Grants               Potential
                            -------------------              Realizable
                             Percent                         Value
                 Number of   of Total                        at Assumed
                 Securities  Options/                        Annual Rates
                 Underlying    SARs                          of Stock Price
                 Options/   Granted to Exercise              Appreciation
                 SARs       Employees  or Base   Expira-     for Option Term
                 Granted    in Fiscal   Price     tion    ---------------------
                 (#) (1)     Year (2)   ($/sh)    Date      5%($)      10%($)
                 ---------- ---------- --------  -------  ---------- ----------

Mark F. Levy       50,000     20%       $2.38    10/06/07  $193,431   $308,007
                   40,000     16%       $2.10    12/23/06  $136,827   $217,874
                   40,000     16%       $4.00    12/23/06  $260,623   $414,999

__________
 (1) The Company granted an option to purchase 50,000 shares of the Company's Common Stock on November 6, 1997 for services provided to the Company during fiscal 1997, of which 30,000 shares became exercisable upon the date of grant and 20,000 shares become exercisable on the first anniversary of the grant date. The Company granted an option to purchase 80,000 shares of the Company's Common Stock on December 23, 1996 for prior services provided to the Company which became exercisable upon the date of grant.

 (2) Mr. Levy is not a salaried employee of the Company (see discussion under "Directors Compensation").


Aggregated Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning unexercised stock options held by the Named Officers as of December 31, 1997. No options were exercised by any of the Named Officers during the 1997 Period. No SAR's have been granted or are outstanding.


                  OPTION EXERCISES DURING 1997
                    AND YEAR-END OPTION VALUES

                                  Number of            Value of Unexercised
          Shares            Unexercised Options at    In-the-Money Options at
         Acquired            December 31, 1997 (#)    December 31, 1997 ($)(1)
            on     Value   ------------------------- ---------------------------
Name     Exercise Realized Exercisable Unexercisable Exercisable  Unexercisable
----     -------- -------- ----------- ------------- -----------  -------------

 Mark F.
  Levy     -0-      -0-      110,000       20,000        -0-           -0-

 R. Daniel
  Smith    -0-      -0-      200,000      800,000        -0-           -0-

 __________
  (1) The closing price for the Company's Common Stock, as reported by the American Stock Exchange ("Amex") on December 31, 1997, was $2.00. None of the options held by the Named Officers were "in-the-money" as of December 31, 1997.



Compensation Committee Interlocks and Insider Participation

     Since the Compensation Committee did not meet during the 1997 Period, the entire Board of Directors participated in deliberations concerning compensation paid to the Company's executive officers.
See "Certain Transactions".

     R. Daniel Smith, an employee of the Company, is also a member of the Board of Directors.

Directors Compensation

     Non-salaried directors of the Company receive $1,500 for each directors' meeting attended. Members of the Company's Audit Committee receive annual compensation of $5,000. Michael L. Wise, Chairman of the Board, waived his Audit Committee compensation. With the exception of R. Daniel Smith, none of the current directors are salaried employees of the Company. In addition to the above-described compensation received by the Named Officers during the 1997 Period, non-salaried directors earned compensation in the form of monthly management/consulting fees, board fees and/or committee fees for services rendered to the Company in their respective capacities as directors or officers as follows: Michael
L. Wise - $50,000, Joseph D. Weingard - $30,000, H. Irwin Levy - $28,000, Bernard R. Green - $16,500 and Richard Reiss, Jr. - $12,500 (see "Report on Executive Compensation"). Commencing in September 1997, all directors agreed to defer receipt of all fees earned until certain events occur including obtaining sufficient
financing.   Mr. Wise's compensation was paid to Yadgim Partners,
of which Mr. Wise's wife is a general partner.

     Pursuant to the Company's 1996 Stock Option Plan, each non-employee director shall automatically be granted, effective each anniversary of said director's appointment to the Board, an option to purchase 20,000 shares of Common Stock at the then fair market value of the Common Stock.


                 REPORT ON EXECUTIVE COMPENSATION


     During the 1997 Period the Board of Directors of the Company administered the compensation program for executive officers.

Executive Compensation Policy - The Company's overall compensation philosophy is as follows:

  * Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company;

  * Foster a performance-oriented environment, where compensation is based upon corporate performance as measured by achievement of short- and long-term objectives, taking into account economic conditions and competitive compensation levels;

  * Create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic decision making; and

  * Promote a cohesive, team oriented ethic among members of senior management in order to maintain the competitive advantage of efficiently integrating diverse business capabilities.

     The Board's approach to base compensation is to offer competitive salaries in comparison to those of other computer equipment manufacturers. Increases in base compensation will be based on the competence and performance of the Company's executives and take into account the performance of the Company.

     The Board also believes that stock ownership enhances management's focus on maximizing stockholder value. Consequently, the Company has also adopted an incentive stock option plan for its officers and employees. The administrators of that plan will allocate options to employees, including executive officers, based on an evaluation of their relative levels of responsibility for, and contribution to, the Company's operating results (in relation to the Company's other optionees) and the number of options then owned by the employee.

     The Company's executive compensation program for the 1997 Period generally consisted of three components: (i) monthly consulting/management fees for non-salaried officer/directors (ii) an annual salary for R. Daniel Smith, Executive Vice President of the Company, president of the Company's operating subsidiary and a director of the Company and (iii) a long-term component consisting of grants of stock options to non-salaried director/officers.

     Non-salaried directors are generally compensated in the form of monthly management/consulting fees for services rendered to the Company, including evaluating potential acquisitions, evaluating and obtaining financing for Company operations, monitoring the Company's operating subsidiary and providing various necessary corporate and public company functions. These fees range from $1,000 to $3,000 per month. See "Directors Compensation" for amounts paid to non-salaried directors and a discussion regarding automatic annual option grants.

     During fiscal 1997, each director of the Company (except for R. Daniel Smith, who is a salaried employee of the Company) received options to purchase 20,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. In addition to these automatic option grants, Mark F. Levy and Michael L. Wise received options to purchase 30,000 and 20,000 shares of Common Stock, respectively. The additional options granted were for services rendered during fiscal 1997.

     For the one salaried officer/director, R. Daniel Smith, the entire Board determined his annual salary would remain unchanged at $250,000 per year.

          Respectfully submitted,

                    Michael L. Wise
                    Bernard R. Green
                    H. Irwin Levy
                    Mark F. Levy
                    Richard Reiss, Jr.
                    R. Daniel Smith
                    Joseph D. Weingard



                        PERFORMANCE GRAPH

     The following graph compares the five-year cumulative return on the Company's Common Stock to total returns on the Standard and Poor's Smallcap 600 Index ("S&P Smallcap 600") and a component peer group of Standard and Poor's Technology-500 ("S&P Technology-500").

     The graph assumes that the value of the investment in the Company's Common Stock, the S&P Smallcap 600 and the S&P
Technology-500 peer group was $100 on October 31, 1992, and that all dividends were reinvested.



         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

                     Base           INDEXED RETURNS
                     Date             October 31,
                    Oct.31, --------------------------------   December
Company/Index        1992    1993    1994    1995    1996      31, 1997
-------------        ----   ------  ------  ------  --------   ---------
                       $       $       $       $       $         $
nStor Technologies,
  Inc.                100   132.98  115.96  464.90  2,459.61   2,127.69
S&P Smallcap 600      100   133.71  129.13  156.46    188.47     250.16
S&P Technology-500    100   124.24  150.81  228.39    276.33     394.02



                       CERTAIN TRANSACTIONS

Consulting and Advisory Agreement with Hilcoast Advisory Services, Inc. ("Advisor")

     Since July 1, 1996, Advisor has provided certain financial consulting and administrative services to the Company under an agreement which expires June 30, 1998, as extended, provides for the payment of $6,000 per month, plus reimbursement for all out-of-pocket expenses, and which may be terminated by the Company upon 60
                                    13
days notice and by Advisor upon 180 days notice. H. Irwin Levy is the Chairman of the Board, Chief Executive Officer and a majority shareholder of Hilcoast, the parent of Advisor. Management believes that the terms of this agreement are no less favorable to the Company than those that would be received from other sources.


IMS

     In June 1997, the Company purchased substantially all of the assets of IMS, a company of which R. Daniel Smith was the Chief Executive Officer and sole shareholder, consisting of computer hardware and software, furniture and other equipment. The purchase price amounted to approximately $135,000, which was based on the net book value of the assets acquired. Management believes that the terms of this transaction were no less favorable to the Company than those that would be received from other sources.


Loan Made to Director by the Company

     In May 1997, the Company loaned Richard Reiss, Jr. $130,000 which approximated the purchase price of 50,000 shares of the Company's Common Stock that Mr. Reiss purchased on the open market. The promissory note bears interest at prime which accrues until maturity (approximately $6,900 at December 31, 1997) and matures in May 1999.


Loans Made by a Director to the Company

     In September 1997, H. Irwin Levy agreed to loan up to $1,000,000 to the Company (the "Director Loan"). Through its March 1998 maturity date, the Director Loan bore interest, payable monthly, at prime plus one and one-half percent (1.5%) per annum, was subordinated to borrowings of the Company under an asset based revolving credit facility, and was collateralized by substantially all assets of the Company. As of December 31, 1997, the outstanding balance under the Director Loan was $950,000 and a total of $26,800 in interest expense had accrued, of which $11,300 had been paid by the Company. In connection with the Director Loan, as of December 31, 1997, the Company issued warrants to Mr. Levy to purchase 55,000 shares of Common Stock of the Company at a purchase price of $2.35 per share, exercisable on the date of grant, and expiring on September 16, 2000. In addition, from January 14, 1998 through February 13, 1998, the Company issued warrants to Mr. Levy to purchase up to 10,000 shares of Common Stock of the Company under similar terms.

     During the first quarter of 1998, Mr. Levy advanced an additional net amount of $1,050,000 (consisting of $1,460,000 advanced, less $410,000 repaid) of which $500,000 was loaned by MLL Corp., a private company of which Mr. Levy is the majority shareholder. The Director Loan was amended and restated in March 1998, bringing the total amount loaned to the Company to $2,000,000 (the "Amended Director Loan"). The Amended Director Loan is subordinated to borrowings of the Company under an asset based revolving bank credit facility, is collateralized by substantially all assets of the Company, bears interest, payable monthly, at ten percent (10%) per annum and matures on September 5, 1999. In connection with the Amended Director Loan, the Company issued warrants to Mr. Levy to purchase 666,666 shares of Common Stock of the Company at a purchase price of $1.50 per share, exercisable on the date of grant, expiring on March 5, 2001.

     In April 1998, in connection with the Company's private placement of equity securities (see "Proposal to Approve the 1998 Private Placement"), Mr. Levy sold $1,000,000 of participation interests in the Amended Director Loan to private investors, including $250,000 to members of his family, and invested $1,000,000 in the Company's Preferred Stock (see "Proposal 3: The 1998 Private Placement - Interest of Certain Persons").

     In April 1998, Mr. Levy advanced an additional $735,000 to the Company which was repaid on April 16, 1998 from the proceeds of the Company's private placement of equity securities (see "Proposal 3:
The 1998 Private Placement").


           PROPOSAL 1: ELECTION OF DIRECTORS: NOMINEES


     The Company's Certificate of Incorporation provides that the number of directors constituting the Company's Board of Directors shall be not less than three, the exact number of which shall be fixed from time to time by the Company's Board of Directors. The Board of Directors has fixed at seven the number of directors that will constitute the Board for the ensuing year.

     Messrs. Michael L. Wise, Chairman of the Board, Bernard R. Green, H. Irwin Levy, Mark F. Levy, Richard Reiss, Jr., R. Daniel Smith and Joseph D. Weingard have been nominated for election as directors of the Company. Each of such nominees for election as a director is a current member of the Board of Directors.

     It is intended that the shares represented by the enclosed proxy will be voted cumulatively for the election of the seven nominees listed above, unless otherwise instructed. The Board of Directors has no reason to believe that any of the nominees will refuse to act or be unable to accept election; however, in the event that one or more of the nominees is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

     Pursuant to the Restated Certificate of Incorporation, the election of directors is by cumulative voting. Each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which he/she would be entitled to cast for the election of directors with respect to his/her shares of Common Stock multiplied by the number of directors to be elected (7), and he/she may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as he/she may see fit. By giving your Proxy, you are authorizing the holders thereof to vote your shares for the nominees as they determine is appropriate. The seven nominees receiving the highest number of votes will be elected.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES AS DIRECTORS.



          PROPOSAL 2: APPROVAL OF THE CHARTER AMENDMENT

General

     The Board of Directors has unanimously adopted a resolution to submit to a vote of the stockholders a proposal to amend paragraph 4(a) of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 24,000,000 to 40,000,000.

     The full text of paragraph 4(a) of the Restated Certificate of Incorporation, if amended as proposed, would read as follows:


     "4(a)   The total number of shares which the Corporation
     is authorized to issue is forty-one million (41,000,000). The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is one million (1,000,000) and the number of shares of Common Stock authorized to be issued is forty million (40,000,000). The Preferred Stock shall have a par value of $.01 per share and the Common Stock shall have a par value of $.05 per share. The aggregate par value of all shares of Preferred Stock is $10,000 and the aggregate par value of all shares of Common Stock is $2,000,000."

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding Common Stock. However, because stockholders have no preemptive rights to purchase any additional shares of Common Stock which may be issued, the issuance of additional shares will reduce the percentage interest of current stockholders in the total outstanding shares. The Charter Amendment Proposal will not increase the number of shares of preferred stock authorized. The relative rights and limitations of the Common Stock and preferred stock would remain unchanged under the Charter Amendment Proposal.


Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

     If approved by the Company's stockholders, the Charter
Amendment Proposal would increase the number of shares of Common
Stock which the Company is authorized to issue from 24,000,000 to 40,000,000. The additional 16,000,000 shares, if and when issued, would have the same rights and privileges as the currently outstanding shares of Common Stock.

     The Board of Directors recommends the proposed increase in the authorized number of shares of Common Stock to enable the Company to satisfy its obligations under the terms of the Subscription Agreement. See "Consequences if Stockholder Approval Not Obtained". In addition, the approval of the Charter Amendment Proposal would help ensure an adequate supply of authorized and unissued shares of Common Stock for (i) additional issuances under the Company's 1996 Stock Option Plan, (ii) the raising of additional capital for the operations of the Company, (iii) the financing of acquisitions of other businesses, (iv) the satisfaction of the Company's contingent obligations to issue Common Stock, and (v) the retirement of outstanding Company debt obligations. Except as described in this Proxy Statement, there are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by the Company's Restated Certificate of Incorporation, its Bylaws, its listing agreement with Amex or other principal national securities exchange or system, or applicable law.

     The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover purpose and the Board of Directors and members of management of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board of Directors more difficult. Shares of authorized, but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or lessening the likelihood of such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors considers not to be in the best interests of the Company and its stockholders.

     In evaluating the Charter Amendment Proposal, stockholders should consider the effect of certain other provisions of the Company's Restated Certificate of Incorporation and Bylaws that may have anti-takeover consequences, including (i) the authorization of 1,000,000 shares of preferred stock, the terms of which may be fixed by the Board of Directors without further action by the Company's stockholders, (ii) the provision that standing directors may only be removed by a majority vote of stockholders, (iii) the limitation on the ability of stockholders to call a special meeting, and (iv) the provision that vacancies in, and newly created directorships resulting from an increase in the number of directors on, the Board of Directors may be filled by a majority of the remaining directors.


Vote Required;  Effective Date of Amendment to Charter;
Recommendation of the Board of Directors



     If the Charter Amendment Proposal is approved by the holders of a majority of the outstanding shares of Common Stock, it will become effective upon the filing by the Company of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to be done as soon as practicable after stockholder approval is obtained. The directors and executive officers of the Company intend to vote their shares in favor of the Charter Amendment Proposal.


     FOR THE REASONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE CHARTER
AMENDMENT PROPOSAL.

             PROPOSAL 3:  THE 1998 PRIVATE PLACEMENT


     In a private placement of equity securities completed on April 16, 1998 (the "1998 Private Placement"), the Company sold to three institutional investors and to H. Irwin Levy, a director of the Company, a total of 3,500 shares of the Preferred Stock and issued warrants to purchase a total of 280,000 shares of Common Stock (the "Warrants"). The Company received gross proceeds of $3,500,000 and net proceeds of approximately $3,305,000 (including $1,000,000 placed in escrow (see "Consequences if Stockholder Approval Not Obtained") after the payment of brokerage fees and transaction expenses. The 1998 Private Placement was necessary to enable the Company to meet its currently existing financial obligations as they come due and to function as a going concern.


Why the Company is Requesting Stockholder Approval

     The Company is requesting its stockholders to approve the 1998 Private Placement Proposal pursuant to the terms of the Subscription Agreement for the Preferred Stock (the "Subscription Agreement"), which requires the Company to obtain such approval.
In addition, the Company's listing agreement with Amex requires stockholder approval for the issuance of common stock at below market prices in an amount equal to 20% or more of the number of shares of common stock outstanding (see "Amex Listing Obligation"). A failure to obtain such approval would entitle the holders of the Preferred Stock to require the Company to redeem a portion of their shares at a premium. See "Consequences if Stockholder Approval Not Obtained".


Consequences if Stockholder Approval Not Obtained

     If the Company's stockholders do not approve the 1998 Private Placement Proposal, the terms of the Subscription Agreement and a listing rule of Amex will prohibit the Company from issuing at below market prices more than 20% of the shares of Common Stock issued and outstanding on the closing date of the 1998 Private Placement (3,734,095 shares of Common Stock) upon the conversion of the outstanding Preferred Stock and the exercise of the outstanding Warrants. If the Company's stockholders do not approve the Charter Amendment Proposal, the Company's commitment to issue Common Stock may exceed the 24,000,000 shares presently authorized under the Company's Restated Certificate of Incorporation. If either of such proposals is not approved by the stockholders on or before July 15, 1998, the Company may be obligated to redeem, at the sole option of certain of the holders of the Preferred Stock, $1,000,000 worth of such Preferred Stock. As required under the Subscription Agreement, the Company placed $1,000,000 into escrow upon closing of the 1998 Private Placement for satisfaction of this obligation upon a failure of the stockholders to obtain the necessary approvals outlined herein. The Company may need use of the $1,000,000 held in escrow to meet its current financial obligations. Accordingly, such redemption payment from escrow could have a material adverse effect on the Company's liquidity and financial position.

     In the event that the Company does not obtain Stockholder approval, the holders of the Preferred Stock may convert the remainder of their Preferred Stock at market price and the dividend paid upon such conversion shall be increased from eight percent (8%) to fifteen percent (15%). In the event that, for any reason, holders of Preferred Stock cannot convert any portion of their Preferred Stock, the Company shall be required to offer redemption of such Preferred Stock at its face amount, plus a premium of at least 23%, plus accrued interest.




     POSSIBLE DISADVANTAGES OF APPROVING
     THE 1998 PRIVATE PLACEMENT PROPOSAL


     Potential for Increased Dilution of Common Stockholders

     If the Company's stockholders approve the 1998 Private
Placement Proposal, the number of shares of Common Stock that may ultimately be issued upon the conversion of the Preferred Stock and the exercise of the Warrants may significantly reduce the percentage of ownership of the current holders of the Common Stock and dilute their interest in the Company's profits.


     Potential for Increased Number of Shares Available for Sale

     The approval of the 1998 Private Placement Proposal may result in a greater number of shares of Common Stock becoming eligible for sale on the open market. Under the Subscription Agreement, the Company is required to file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), that allows the public sale of all of the Common Stock issued upon conversion of the Preferred Stock and upon exercise of the Warrants. Such sales, or the possibility of such sales, could depress the market price of the Common Stock.


     Potential for a Change in Control

     The approval of the 1998 Private Placement Proposal could, depending on the market prices of the Common Stock during the period prior to the conversion of the Preferred Stock, result in the issuance of a large number of shares of Common Stock, thereby possibly resulting in a change in control of the Company if the converting holders were to retain such shares of Common Stock rather than sell them. Under the terms of the Subscription Agreement for the Preferred Stock, no holder can convert its shares into Common Stock to the extent that such conversion would result in it being the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of more than 4.99% of the then issued and outstanding Common Stock of the Company.


     Potential for Discouraging Certain Changes in Control

     The potential for the issuance of a larger number of shares of Common Stock following stockholder approval of the 1998 Private Placement Proposal might have the effect of delaying, deferring or even preventing a change in control of the Company or discouraging tender offers for the Company's shares of Common Stock. The Board of Directors has considered these consequences and concluded that the advantages discussed in the next section below outweigh any potential negative effects. See "Effects of 1998 Private Placement on Holders of Common Stock".



Summary of the 1998 Private Placement

     Although a summary of the material terms of the 1998 Private Placement is set forth below, the detailed provisions are contained in the Subscription Agreement, the Certificate of Designation, the Stock Purchase Warrant, the Registration Rights Agreement and other related transaction documents (the "Transaction Documents") which are attached as an exhibit to the Company's amended Form 10-K (Form 10-K/A) filed with the SEC. The Transaction Documents are available to be copied from the Secretary of the Company upon request.


     Issuance of Preferred Stock

     Pursuant to the Subscription Agreement, the Company issued and sold in a private placement to certain accredited investors a total of 3,500 shares of Preferred Stock at a purchase price of $1,000 per share, resulting in gross proceeds to the Company of $3,500,000.

     Each holder of Preferred Stock has the option to convert such shares into shares of Common Stock from time to time, beginning on the earlier to occur of: (i) the date upon which a registration statement covering such shares of Common Stock is declared effective by the SEC, or (ii) July 15, 1998. On April 16, 2000, all shares of the Preferred Stock then outstanding will automatically be converted into Common Stock provided that all shares of Common Stock issuable upon conversion of the Preferred Stock are (i) authorized and reserved for issuance, (ii) registered under the Securities Act for resale, and (iii) eligible to be traded on Amex or another principal national securities market or system. Each holder of Preferred Stock is entitled to a dividend on such Preferred Stock payable only on the conversion date in either (i) cash, or (ii) issuance of additional shares of Common Stock at the discretion of the Board of Directors. Each holder of Preferred Stock is entitled to a liquidation preference equal to the amount per share of Preferred Stock that would have been payable had each share been converted into Common Stock immediately prior to an event of liquidation, dissolution or winding up of the Company. Except as otherwise provided by applicable law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of shares of Common Stock into which such holder's shares of Preferred Stock could be converted at the record date for determining stockholders entitled to vote.


     Conversion Rate

     The Company cannot determine the exact number of shares of Common Stock that will ultimately be issued upon the conversion of the Preferred Stock if the stockholders approve the 1998 Private Placement Proposal. The exact number of shares of Common Stock issuable will depend on the market price of the Common Stock at the time of conversion. The conversion price (the "Conversion Price") is the lesser of (i) $1.44, or (ii) seventy-seven percent (77%) of the average closing bid price of the Common Stock for the three (3) trading days immediately preceding the date of conversion. The average closing bid price of the Common Stock for the three (3) days immediately preceding the filing of this Proxy Statement was $1.29. The number of shares of Common Stock issuable upon conversion of shares of Preferred Stock (the "Conversion Shares") equals the purchase price of the Preferred Stock ($1,000 per share) divided by the Conversion Price, multiplied by the number of shares of Preferred Stock converted.

     The number of Conversion Shares will increase if the market price of the Common Stock decreases and will decrease if the market price of the Common Stock increases. Therefore, the number of Conversion Shares may be substantially greater than the 3,734,095 shares currently permitted under the Subscription Agreement and the Amex listing rules if the market price for the Common Stock decreases. See "Amex Listing Obligation" and "Effects of 1998 Private Placement on Holders of Common Stock".

     The Conversion Price is subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, reorganizations, and certain mergers affecting the Common Stock.
If a conversion occurs when the Common Stock has been involuntarily delisted from Amex or the Company has received a delisting letter and cannot certify to the satisfaction of the holders of the Preferred Stock that the Company is in fact in compliance with the listing requirements, the Conversion Price will equal the lesser of
(i) $1.44, or (ii) seventy-two percent (72%) of the averge closing bid price for the last three (3) trading days prior to the
termination of trading.   If either the 1998 Private Placement
Proposal or the Charter Amendment Proposal is not approved by the Company's stockholders on or before July 15, 1998, the Company will be required to redeem a portion of the outstanding Preferred Stock at a premium. See "Consequences if Stockholder Approval Not Obtained".

     The Conversion Shares could exceed the number of shares authorized, but unissued based upon (i) the number of shares of Common Stock issued and outstanding, and (ii) the number of shares of Common Stock issuable under currently outstanding options and warrants. As a result, certain option and warrant holders have agreed not to exercise their rights under said options and warrants unless and until the stockholders approve the Charter Amendment Proposal. See "Proposal to Approve the Charter Amendment". In addition, H. Irwin Levy, a Director of the Company and one of the holders of the Preferred Stock, has agreed to a lock-up period of six months during which he may not convert his shares of Preferred Stock.

     Issuance of the Warrants

     As part of the 1998 Private Placement, the Company issued Warrants to acquire 280,000 shares of Common Stock to the holders of the Preferred Stock at an exercise price of $1.50 per share.
The Warrants are currently exercisable and expire on April 14, 2001. H. Irwin Levy, a director of the Company, received a warrant to purchase 80,000 shares of Common Stock pursuant to the 1998 Privte Placement. See "Interest of Certain Persons".


     Registration of Common Stock

     The Company has agreed to file a registration statement with the SEC covering 200% of the number of shares of Common Stock issuable upon the conversion of the Preferred Stock. If such registration statement is not filed on or before May 16, 1998 or is not declared effective by the SEC on or before July 15, 1998, the Company will be required to pay liquidated damages to certain holders of the Preferred Stock equal to two percent (2%) of the principal amount of the securities for each month such registration statement is not filed and/or declared effective.

Amex Listing Obligation

     The Company's listing agreement with Amex requires the Company to comply with certain criteria, including the requirement to obtain stockholder approval for (i) the issuance of common stock at below market prices in an amount equal to 20% or more of the number of shares of common stock then outstanding, (ii) the issuance of more than 5% of the Company's common stock then outstanding to all officers, directors or key employees, in the aggregate, in any one year, and (iii) the issuance of more than 10% of the Company's common stock then outstanding to all officers, directors or key employees, in the aggregate, in any five year period.

     To ensure continued compliance with the listing rules of Amex, the terms of the Subscription Agreement for the Preferred Stock expressly provide that no more than 3,734,095 shares of Common Stock (approximately 20% of the shares of Common Stock outstanding on the closing date of the 1998 Private Placement) may be issued at below market prices unless and until the approval of the stockholders sought hereby is obtained. The terms of the Certificate of Designation for the Preferred Stock expressly provide that holders of Preferred Stock who are officers, directors, or key employees may not convert their shares prior to obtaining stockholder approval if such conversion would result in
(i) the issuance of more than 5% of the Company's Common Stock to all officers, directors and key employees, in the aggregate, in any one year, or (ii) the issuance of more than 10% of the Company's Common Stock to such officers, directors and key employees in the aggregate, in any five year period.



Effects of the Approval of the 1998 Private Placement Proposal


     The approval of the 1998 Private Placement Proposal by the Company's stockholders will result in (i) the approval of the issuance by the Company of shares of Common Stock in satisfaction of its obligations under the Subscription Agreement as described in this Proxy Statement, (ii) the approval of the issuance by the Company of shares of Common Stock at below market prices in an amount greater than the limit imposed by Amex of 20% of the Common Stock then outstanding, (iii) the approval of the issuance of more than 5% of the Company's Common Stock then outstanding to officers, directors and key employees, in the aggregate, in any one year in satisfaction of the listing requirements imposed by Amex, and (iv) the approval of the issuance of more than 10% of the Company's Common Stock then outstanding to officers, directors and key employees, in the aggregate, in any five year period in satisfaction of the listing requirements imposed by Amex. (No shares of Common Stock were issued to Mr. Levy during the past year.) As discussed above, the Company is also required to obtain stockholder approval of an amendment to its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock so that there are a sufficient number of authorized, but unissued shares of Common Stock for conversion of the Preferred Stock and exercise of the related warrants, based on current market prices of the Common Stock. See "Proposal to Approve the Charter Amendment".



Effects of 1998 Private Placement on Holders of Common Stock

     There is no theoretical limit on the number of Conversion Shares which holders of Preferred Stock would be entitled to receive, upon conversion of such Preferred Stock, subject to (i) the approval of the Company's stockholders of the 1998 Private Placement Proposal and the Charter Amendment Proposal, and (ii) the change in control provision limiting the number of Conversion Shares issuable to any holder of Preferred Stock to 4.99% of the then outstanding shares of Common Stock of the Company. See "POSSIBLE DISADVANTAGES OF APPROVING THE 1998 PRIVATE PLACEMENT PROPOSAL".

     The following table illustrates the effect of various
Conversion Prices assuming (i) all Preferred Stock (3,500 shares) was converted at the same time at these prices, and (ii) the Company's stockholders approve the 1998 Private Placement Proposal and the Charter Amendment Proposal:

                          Number of          As Percent of
      Assumed            Conversion           Common Stock
     Conversion            Shares             Outstanding
     Price (1)          Issuable (2)       After Conversion (3)
     ----------       ---------------      -------------------

      $0.25             14,000,000               42.9%
      $0.50              7,000,000               27.3%
      $0.75              4,666,667               20.0%
      $1.00              3,500,000               15.8%
      $1.25              2,800,000               13.0%
      $1.44 (4)          2,430,556               11.5%


__________
(1) The Conversion Price applicable to any conversion equals the lesser of (i) $1.44 or (ii) seventy-seven percent (77%) of the average closing bid price of the Common Stock for the three
     (3) trading days immediately preceding the date of conversion.

(2) $1,000 divided by the Conversion Price multiplied by the number of shares of Preferred Stock being converted (3,500).

(3) Assumes that the number of shares outstanding at the time of conversion equals 18,670,477 shares of Common Stock issued and outstanding on April 16, 1998, plus the number of Conversion
     Shares issuable at the Conversion Price indicated.

(4)  The maximum Conversion Price.



Board of Directors' Authority

     Under applicable Delaware law and the Company's Restated Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue additional shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued Preferred Stock and to fix the number of shares constituting any series and the designation of such series.

Board of Directors' Approval

     The Board of Directors has concluded that the 1998 Private Placement was in the best interest of the Company and authorized the officers of the Company to enter into the 1998 Private Placement and the Subscription Agreement, the Certificate of Designation, the Stock Purchase Warrants, the Registration Rights Agreement and all other related agreements.


Interest of Certain Persons

     H. Irwin Levy is a Director of the Company and is one of the holders of the Preferred Stock. See "Amex Listing Obligation" for a discussion of the additional Amex listing agreement rules that effect Mr. Levy. Therefore, Mr. Levy has agreed not to convert any of his shares of Preferred Stock until such time as the Company has received stockholder approval for the 1998 Private Placement Proposal. In addition, Mr. Levy has agreed to a six month lock-up period during which he may not convert any of his shares of the Preferred Stock.

No Appraisal or Dissenters Rights; No Preemptive Rights

     Under applicable Delaware law, stockholders are not entitled to any statutory dissenters rights or appraisal of their shares of Common Stock in connection with the 1998 Private Placement. Existing stockholders have no preemptive rights in respect to any of the securities to be issued in the 1998 Private Placement or any other security issued by the Company.

Agreement Among Certain Stockholders

     Certain of the officers, directors and other stockholders of the Company (collectively constituting a majority of the shares of Common Stock), have agreed with the holders of the Preferred Stock to vote all of the shares of Common Stock over which they exercise voting authority in favor of the 1998 Private Placement Proposal. As of the date of this Proxy Statement, the Company believes that such agreement covers approximately 9,533,031 shares, representing approximately 51.06% of the shares outstanding on the record date for the Annual Meeting.


Vote Required

     Stockholder approval of the 1998 Private Placement Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon, present in person or by proxy at the Annual Meeting. The directors and officers of the Company intend to vote their shares in favor of the 1998 Private Placement Proposal.

     FOR THE REASONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE 1998
PRIVATE PLACEMENT PROPOSAL.



                PROPOSAL 4:   RATIFICATION OF THE
       REAPPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS


     The firm of BDO Seidman, LLP, certified public accountants, served as the Company's independent auditors for the fiscal year ended December 31, 1997. BDO Seidman has advised the Company that the firm does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company or its subsidiaries during the past year, other than in its capacity as the Company's independent auditors. The Board of Directors has selected BDO Seidman as the Company's independent auditors for the fiscal year ending December 31, 1998. Although the Board is not required to do so, it is submitting its selection of the Company's independent auditors for ratification at the Annual Meeting, in order to ascertain the views of its stockholders. The Board will not be bound by the vote of the stockholders; however, if the selection is not ratified, the Board would reconsider its selection. One or more representatives of BDO Seidman may be present at the Annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S
STOCKHOLDERS VOTE FOR RATIFICATION OF THE REAPPOINTMENT OF BDO
SEIDMAN, AS THE COMPANY'S INDEPENDENT AUDITORS.




                          OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.



           INFORMATION CONCERNING STOCKHOLDER PROPOSALS


     Pursuant to Rule 14a-8 promulgated by the SEC, a stockholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1999 Annual Meeting of Stockholders must deliver a proposal in writing to the Company's principal executive offices no later than January 13, 1999.


                    By Order Of The Board of Directors


                    Orilla F. Floyd, Secretary




West Palm Beach, Florida
May 13, 1998

                            PROXY CARD



                     nSTOR TECHNOLOGIES, INC.
                        100 Century Blvd.
                    West Palm Beach, FL  33417


            THIS PROXY IS SOLICITED ON BEHALF OF THE
                   COMPANY'S BOARD OF DIRECTORS


The undersigned holder of Common Stock of nStor Technologies, Inc., a Delaware corporation (the "Company"), hereby appoints Mark F. Levy and Orilla F. Floyd and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m., local time, on Monday, June 8, 1998, at Embassy Suites, 225 East Altamonte Drive, Altamonte Springs, Florida 32701, and at any adjournment(s) or postponement(s) thereof.


(1) Election of Michael L. Wise, ______, Bernard R. Green, ______, H. Irwin Levy, ______, Mark F. Levy, ______, Richard Reiss, Jr., ______, R. Daniel Smith, ______, and Joseph D. Weingard, ______, as directors.

     [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any).
           ______________________________________________________

     [ ]   VOTE WITHHELD for all nominees.


          The Board of Directors unanimously recommends a vote
          For the election of all the nominees for election as directors.



(2) To amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 24,000,000 to 40,000,000.

          [ ]  FOR       [ ]   AGAINST       [ ]   ABSTAIN


          The Board of Directors unanimously recommends a vote
          For this proposal.

(3) To ratify the April 1998 conditional approval by the Board of Directors of the sale of 3,500 shares of the Company's 8% Series A Preferred Stock and the related issuance of warrants to acquire 280,000 shares of Common Stock;


          [ ]  FOR       [ ]   AGAINST       [ ]   ABSTAIN


          The Board of Directors unanimously recommends a vote
          For this proposal.




(4) To ratify the reappointment of BDO Seidman, LLP, certified public accountants, as the Company's independent auditors for fiscal 1998.

          [ ]  FOR       [ ]   AGAINST       [ ]   ABSTAIN


          The Board of Directors unanimously recommends a vote
          For this proposal.


(5) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED CUMULATIVELY "FOR" THE ELECTION OF ALL NOMINEES LISTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL ALSO BE VOTED IN FAVOR OF AMENDING THE COMPANY'S CERTIFICATE OF INCORPORTION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 24,000,000 TO 40,000,000 IN FAVOR OF RESERVING FOR ISSUANCE SHARES OF THE COMPANY'S COMMON STOCK PURSUANT TO THE COMPANY'S 8% CONVERTIBLE PREFERRED STOCK AND THE WARRANTS THERETO, AND IN FAVOR OF THE RATIFICATION OF BDO SEIDMAN, LLP.


Pursuant to the Restated Certificate of Incorporation, the election of directors is by cumulative voting. Each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which he/she would be entitled to cast for the election of directors with respect to his/her shares of Common Stock multiplied by the number of directors to be elected (7), and he/she may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as he/she may see fit. Please indicate your vote for each director by inserting the appropriate number in the space next to each director's name. By giving your Proxy, you are authorizing the holders thereof to vote your shares for the nominees as they determine is appropriate. The seven nominees receiving the highest number of votes will be elected.


The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the
Company's Annual Report on Form 10-K for the year ended
December 31, 1997.

                    Dated_________________________, 1998

                    ____________________________________
                               (Signature)

                    ____________________________________
                        (Signature if held jointly)






IMPORTANT:   Please sign exactly as your name appears hereon
and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


          PLEASE MARK, SIGN AND DATE THIS PROXY CARD
       AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.
     NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.